EXHIBIT 99.2

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

     Avon’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934 (the “Exchange Act”). Internal control over financial reporting is defined as a process designed by, or under the supervision of, Avon’s principal executive and principal financial officers and effected by Avon’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:

  pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Avon;

  provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Avon are being made only in accordance with authorizations of management and directors of Avon; and

  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Avon’s assets that could have a material effect on the financial statements.

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     Under the supervision and with the participation of Avon’s management, including its principal executive and principal financial officers, Avon assessed as of December 31, 2005, the effectiveness of Avon’s internal control over financial reporting. This assessment was based on criteria established in the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on Avon’s assessment using those criteria, Avon’s management concluded that Avon’s internal control over financial reporting as of December 31, 2005 was effective.

     PricewaterhouseCoopers LLP, an independent registered public accounting firm, who audited and reported on Avon’s consolidated financial statements included in this report, has audited our management’s assessment of the effectiveness of Avon’s internal control over financial reporting as of December 31, 2005 and issued a report on management’s assessment of internal control over financial reporting, which is included as Exhibit 99.3.